Exhibit 99.1
For Immediate Release:
May 15, 2003


                    COURT APPROVES DICE DISCLOSURE STATEMENT
      Reorganization Plan Confirmation Hearing Scheduled for June 24, 2003

New York, NY-- May 15, 2003-- Dice Inc. (OTC Bulletin Board: DICQE) today announced that the U.S. Bankruptcy Court for the Southern District of New York has approved the Disclosure Statement filed in connection with the Joint Plan of Reorganization (the "Plan") proposed by the Company and by Elliott Associates, L.P. and Elliott International, L.P. (together, "Elliott"). The Bankruptcy Court also authorized the Company to begin soliciting approval from holders of its 7% Convertible Subordinated Notes (the "Notes") and from shareholders. With this action, Dice remains on schedule to complete its reorganization and emerge from Chapter 11 protection by early July 2003 as a privately held, essentially debt-free company.

At a hearing today in New York, the Court ruled that the Company's Disclosure Statement contained adequate information for the purposes of soliciting approval for the Plan. A confirmation hearing for the Court to consider approval of the Plan has been scheduled for June 24, 2003. By May 23, 2003, Dice will mail notice of the proposed confirmation hearing and begin the process of soliciting approvals for the Plan from those qualified to vote pursuant to the Plan. Assuming that the requisite approvals are received and the Court confirms the Plan under the current timetable, Dice presently intends to emerge from its Chapter 11 reorganization by early July 2003. Dice Inc.'s two operating subsidiaries, Dice Career Solutions, Inc. and MeasureUp, Inc., are not part of the Chapter 11 process.

Proposed Joint Plan of Reorganization

As previously reported, the Plan provides for the early extinguishment of approximately $69.4 million in aggregate face amount of the Notes in exchange for 95% of reorganized Dice's outstanding common stock on a pro forma basis. Under the Plan, all of the Company's currently outstanding capital stock is to be cancelled and substantially all of its new capital stock is to be issued to the holders of its Notes. Elliott holds approximately 48% of the Notes, and upon the Company's exit from bankruptcy, would own approximately 46% of the reorganized Company.

The Plan also provides for the 130 largest shareholders to receive 5% of the common stock in the reorganized Company, and for the remainder of shareholders to receive an allocation of cash of no more than $50,000 in the aggregate. In addition to retaining 5% ownership, existing Dice shareholders who receive new common stock would also receive warrants to acquire an additional 8% of new common stock of the reorganized Company. These warrants would have an exercise price which would equate to an equity value for the reorganized Company of $69.4 million in the aggregate.

Solicitation Timetable

The solicitation timetable authorized by the Court is as follows:

o May 15, 2003 is the Record Date for mailing. Holders of claims and shareholders as

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     of this date will receive the mailing from Dice and noteholders and shareholders of record as of that date will be entitled to vote on the Plan.
o May 23, 2003 is the date by which Dice will mail its solicitation materials.
o June 14, 2003 is the date by which all exhibits and supplements to the Disclosure Statement will be filed with the Court.
o June 17, 2003 is the Record Date for distribution of new equity in the reorganized company. Noteholders and the largest 130 shareholders as of this date will be entitled to receive equity as set forth in the Plan.
o June 19, 2003 is the Voting and Objection Deadline. This is the deadline for receipt of ballots on the Plan of Reorganization and the filing of objections to the confirmation of the Plan in the Court.
o June 24, 2003 is the date on which the Confirmation Hearing for the Plan has been scheduled.

Based on the above timetable, the Company anticipates emerging from Chapter 11 and distributing new capital stock in early July 2003.

About Dice Inc.
Dice Inc. (OTC Bulletin Board: DICQE, http://about.dice.com) is the leading provider of online recruiting services for technology professionals. Dice Inc. provides services to hire, train and retain technology professionals through its two operating companies, dice.com, the leading online technology-focused job board, as ranked by Media Metrix and IDC, and MeasureUp, a leading provider of assessment and preparation products for technology professional certifications.

Corporate Profile
Dice Inc.'s corporate profile can be viewed at http://about.dice.com.

Cautionary Statement Regarding Forward-Looking Information and Other Matters

Bankruptcy law does not permit solicitation of acceptances of the Plan of Reorganization until the Court approves the applicable Disclosure Statement relating to the Plan of Reorganization as providing adequate information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and history of the debtor and the condition of the debtor's books and records, that would enable a hypothetical reasonable investor typical of the holder of claims or interest of the relevant class to make an informed judgment about the Plan of Reorganization. On May 15, the Bankruptcy Court approved the Company's Disclosure Statement with respect to the Joint Plan of Reorganization and authorized a balloting and solicitation process that will commence on or about May 23, 2003 and conclude on June 19, 2003. A hearing on the confirmation of the Joint Plan of Reorganization is scheduled to be held in the Bankruptcy Court on June 24, 2003. Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan, which can only occur based on the official disclosure statement package that is being mailed on or before May 23, 2003. The Company will emerge from Chapter 11 if and when the Plan receives the requisite creditor and shareholder approvals and is confirmed by the Court.

This press release contains forward-looking information. Any forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including statements as to the proposed restructuring plan, proposed new capital structure, or proposed private company structure, may be significantly and materially impacted by certain risks and uncertainties. These risks and uncertainties include, but are not limited to, failure to obtain necessary bankruptcy court approvals, loss of continued support of the plan by the Company's co-proponent, non-acceptance of the plan by stakeholders in the Company, delays in the

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confirmation or effective date of the plan due to factors beyond the Company's control, failure to meet operating objectives or to execute the operating plan, failure to meet restructuring plan objectives or to execute the restructuring plan, competition, and other economic factors. Additional risks and uncertainties are described in the Company's public filings with the Securities and Exchange Commission. Any forward-looking information in or referred to by this press release is current only as of the date of publication, and Dice Inc. disclaims any obligation to update this information, except as required by law.

Similarly, these and other factors set forth in the Company filings, including the terms of the final reorganization plan ultimately confirmed by the Bankruptcy Court, can affect the value of Dice's various pre-petition liabilities, common stock and/or other securities. Until Dice's plan of reorganization is confirmed by the Bankruptcy Court, the recoveries of pre-petition claims holders are subject to change.

If the final plan of reorganization confirmed by the Bankruptcy Court is consistent with the plan of reorganization recently filed with the Court, the Company expects that most of its existing shareholders will not realize any significant recovery on their investment. In light of the foregoing the Company considers the value of the common stock to be highly speculative and cautions equity holders that the stock may ultimately be determined to have no value.

Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in Dice common stock or any claims relating to pre-petition liabilities and/or other Dice securities.


Company Contact Information              Media Contact Information
Michael P. Durney                        Claudine Cornelis
Senior Vice President, Finance and       Stephanie Sampiere
Chief Financial Officer                  FD Morgen-Walke
                                         tel: 212-850-5600
Constance Melrose
Vice President, Treasury and             Investor Relations Contact Information
 Investor Relations                      Richard Schineller
Dice Inc.                                3rd Millennium
ir@dice.com                              rich@3rd-mm.com
tel: 212-725-6550                        tel: 973-244-7800, ext. 1711